UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 17, 2007
A. SCHULMAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3550 West Market Street, Akron, Ohio		44333

(Address of principal executive offices)		(Zip Code)
(330) 666-3751

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
Signature

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     (e) On October 17, 2007, the Board of Directors of A. Schulman, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved a cash bonus plan (the “2008 Bonus Plan”) for the Company’s Named Executive Officers (“NEOs”).
     Under the 2008 Bonus Plan, bonuses are targeted as follows:

Named Executive	2008 Bonus		2008 Bonus
Officer	Threshold	2008 Bonus Target	Maximum
Terry L. Haines,President, Chief Executive Officer and Chairman of the Board	35% of salary	70% of salary	105% of salary
Paul F. DeSantis Chief Financial Officer, Vice President and Treasurer	25% of salary	50% of salary	75% of salary
Barry A. Rhodes, Executive Vice President, Chief Operating Officer, North America	25% of salary	50% of salary	75% of salary
Ronald G. Andres, Vice President North American Operations	20% of salary	40% of salary	60% of salary
Gary J. Elek Vice President — Controller, North America	20% of salary	40% of salary	60% of salary
     For the Chief Executive Officer and Chief Financial Officer, a portion of their bonus (in the indicated percentages) will be dependent upon the Company’s performance (based on consolidated worldwide operations) in the following metrics: Net Income (20%), Cash Flow from Operations (15%) and Return on Invested Capital (15%). The remaining fifty percent of their bonus will be dependent upon achieving various individual performance goals.
     For the other NEOs, a portion of their bonus will be dependent upon the Company’s North American segment’s performance in the following metrics: Business Unit Operating Income (20%), Cash Flow from Operations (15%) and Return on Invested Capital (15%). The remaining fifty percent of their bonus will be dependent upon achieving various individual performance goals.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.
By:	/s/ Paul F. DeSantis
Paul F. DeSantis
Chief Financial Officer, Vice President and Treasurer

Date: October 23, 2007

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